UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2014
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 7.01. Regulation FD Disclosure.

Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.

In this report we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding total retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use.

The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc.
Rolling 3 Month Retail Sales Statistics

Retail Sales of Machines by geographic region for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:

Total Machines	August 2014	July 2014	June 2014
Asia/Pacific	DOWN 24%	DOWN 29%	DOWN 30%
EAME	DOWN 17%	DOWN 16%	DOWN 21%
Latin America	DOWN 29%	DOWN 23%	DOWN 18%
North America	UP 8%	UP 11%	UP 14%
World	DOWN 10%	DOWN 9%	DOWN 10%
Resources Industries	August 2014	July 2014	June 2014
Asia/Pacific	DOWN 44%	DOWN 50%	DOWN 53%
EAME	DOWN 46%	DOWN 44%	DOWN 51%
Latin America	DOWN 52%	DOWN 47%	DOWN 53%
North America	DOWN 3%	UP 4%	UP 9%
World	DOWN 33%	DOWN 33%	DOWN 38%
Construction Industries	August 2014	July 2014	June 2014
Asia/Pacific	DOWN 10%	DOWN 16%	DOWN 17%
EAME	DOWN 2%	DOWN 2%	DOWN 5%
Latin America	DOWN 23%	DOWN 14%	UP 7%
North America	UP 12%	UP 15%	UP 16%
World	DOWN 1%	UNCHANGED	UP 3%
Reported in constant dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation Retail Sales by industry for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:

	August 2014	July 2014	June 2014
Power Gen	DOWN 13%	DOWN 16%	DOWN 19%
Industrial	UP 3%	UP 5%	UP 1%
Transportation	UP 12%	DOWN 17%	DOWN 25%
Oil & Gas	UP 17%	UP 6%	UP 1%
Total	UP 4%	DOWN 5%	DOWN 10%
Reported in constant dollars based on reporting from dealers and direct sales.

Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers in infrastructure and building construction applications. The majority of sales in this segment are made in the heavy construction, general construction, mining and quarry and aggregates markets. The Construction Industries product portfolio includes the following machines:

• backhoe loaders	• compact wheel loaders	• small track-type tractors
• small wheel loaders	• track-type loaders	• medium track-type tractors
• skid steer loaders	• mini excavators	• select work tools
• multi-terrain loaders	• small, medium and large track excavators	• motor graders
• medium wheel loaders	• wheel excavators	• pipelayers

EAME: Europe, Africa, Commonwealth of Independent States and Middle East

Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines and turbines across industries serving electric power, industrial, oil and gas, and transportation (marine and rail).

Resource Industries: Our Resource Industries segment is primarily responsible for supporting customers in mine and quarry applications. The Resource Industries product portfolio includes the following machines:

• electric rope shovels	• large track-type tractors	• wheel tractor scrapers
• draglines	• large mining trucks	• wheel dozers
• hydraulic shovels	• longwall miners	• machinery components
• drills	• large wheel loaders	• electronics and control systems
• highwall miners	• off-highway trucks
• hard rock vehicles	• articulated trucks

For purposes of this report, retail sales of electric rope shovels, hydraulic shovels, highwall miners, draglines, drills, Unit Rig brand large mining trucks and longwall miners are not included in Resource Industries.

Total Machines: In addition to the Construction Industries’ and Resource Industries’ products included in this report, Total Machines also includes the following product groups: Vocational Truck, Forestry, Paving, Industrial & Waste and Defense & Federal Products. Prior to January 1, 2014 Forestry, Paving, Industrial & Waste and Defense & Federal Products were included in Resource Industries.

FORWARD-LOOKING STATEMENTS

Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity price changes, component price increases, fluctuations in demand for our products or significant shortages of component products; (iv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (v) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (vi) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (vii) our Financial Products segment’s risks associated with the financial services industry; (viii) changes in interest rates or market liquidity conditions; (ix) an increase in delinquencies, repossessions or net losses of Cat Financials customers; (x) new regulations or changes in financial services regulations; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) international trade policies and their impact on demand for our products and our competitive position; (xiii) our ability to develop, produce and market quality products that meet our customers’ needs; (xiv) the impact of the highly competitive environment in which we operate on our sales and pricing; (xv) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xvi) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (xvii) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xviii) compliance with environmental laws and regulation; (xix) alleged or actual violations of trade or anti-corruption laws and regulations; (xx) additional tax expense or exposure; (xxi) currency fluctuations; (xxii) our or Cat Financial’s compliance with financial covenants; (xxiii) increased pension plan funding obligations; (xxiv) union disputes or other employee relations issues; (xxv) significant legal proceedings, claims, lawsuits or investigations; (xxvi) compliance requirements imposed if additional carbon emissions legislation and/or regulations are adopted; (xxvii) changes in accounting standards; (xxviii) failure or breach of IT security; (xxix) adverse effects of unexpected events including natural disasters; and (xxx) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 18, 2014 for the year ended December 31, 2013 and in our Form 10-Q filed with the SEC on August 1, 2014 for the quarter ended June 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

September 19, 2014	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy